Exhibit 4.13

ZQ|00000187|AVAN|C02|CUS|C0000022632|CAPIN|00453000|1051 COMMON STOCK PAR VALUE $0,001 Certificate Number ZQ00000187 THIS CERTIFIES THAT is the owner of Celldex INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE therapeutics COMPUTERSHARE SHAREHOLDER SERVICES INC SPECIMEN CERTIFICATE **ONE** COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ CUSIP 15117B 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS Shares FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF CELLDEX THERAPEUTICS, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. President and Chief Executive Officer Senior vice president and Chief Financial Officer DATED 25-MAR-2010 COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR. 229682 SPECIMEN 1 1 1 1 1

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Celldex Therapeutics, Inc. and Computershare Trust Company, N.A. (or any successor thereto), as Rights Agent, dated as of November 5, 2004 as amended, restated, renewed, supplemented or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Celldex Therapeutics, Inc. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Celldex Therapeutics, Inc. may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. Celldex Therapeutics, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction, where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian (Cust) (Minor) TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN- as joint tenants with right of survivorship UNIF TRF MIN ACT Custodian (until age) and not as tenants in common (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Shares Attorney Dated: 20 Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE. GUARANTOR INSTITUTION (Banks, Stockbroker, Savings and Loan Association and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. PURSUANT TO S.E.C RULE 17Ad-15. SPECIMEN Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK